Audiovox Reaches Settlement with INViSiON Industries on Patent Infringement Lawsuit

Audiovox to receive past damages and royalties for future sales

HAUPPAUGE, N.Y., Nov. 3 /PRNewswire-FirstCall/ -- Audiovox Corporation (Nasdaq: VOXX) today announced that it reached a settlement agreement with INViSiON Industries, Inc., a Florida based corporation, regarding the patent infringement suit filed earlier this year in the United States District Court for the Eastern District of New York.

In June 2008, Audiovox announced the suit, alleging that INViSiON infringed on three of the Company's U.S. Patents -- Nos. 6,899,365, 7,245,274 and D448,009 -- all of which apply to headrest-mounted, rear-seat entertainment systems for automobiles. These patents protect Audiovox's commercially successful line of headrest-mounted, rear-seat automobile entertainment systems.

Audiovox will receive payment for past damages and an ongoing royalty fee for future business. Additionally, Audiovox has received an exclusive license on related patents from Christopher Vitito, the principal of INViSiON and owner of mobile video patents for additional mobile video technology.

Patrick Lavelle, President and CEO of Audiovox stated, "We are pleased to have reached this settlement with INViSiON. Our intellectual properties are one of our greatest assets and it is our intention to vigorously protect them at all costs."

About Audiovox

Audiovox (Nasdaq:VOXX) is a recognized leader in the marketing of automotive entertainment, vehicle security and remote start systems, consumer electronics products and consumer electronics accessories. The company is number one in mobile video and places in the top ten of almost every category that it sells. Among the lines marketed by Audiovox are its mobile electronics products including mobile video systems, auto sound systems including satellite radio, vehicle security and remote start systems; consumer electronics products such as MP3 players, digital camcorders, DVRs, clock radios, portable DVD players, portable GPS, flat-panel TV's, extended range two-way radios, multi media products like digital picture frames and home and portable stereos; consumer electronics accessories such as indoor/outdoor antennas, connectivity products, headphones, speakers, wireless solutions, remote controls, power & surge protectors and media cleaning & storage devices; Energizer-branded products for rechargeable batteries and battery packs for camcorders, cordless phones, digital cameras and DVD players, as well as for power supply systems, automatic voltage regulators and surge protectors. The company markets its products through an extensive distribution network that includes power retailers, 12-volt specialists, mass merchandisers and an OE sales group. The company markets products under the Audiovox, RCA, Jensen, Acoustic Research, Energizer, Advent, Code Alarm, TERK, Prestige and SURFACE brands. For additional information, visit our web site at www.audiovox.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 29, 2008 and Form 10-Q for the fiscal second quarter ended August 31, 2008.

Contact: Glenn Wiener, GW Communications

Tel: 212-786-6011 / Email: gwiener@GWCco.com

SOURCE Audiovox Corporation

CONTACT: Glenn Wiener, GW Communications, +1-212-786-6011,
gwiener@GWCco.com
Web Site: http://www.audiovox.com
(VOXX)